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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our report dated December 1, 1999, with respect to the consolidated financial statements of American Cellular Corporation, and our report dated March 15, 1999, with respect to the consolidated financial statements of PriCellular Corporation included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-90759) and related prospectuses of Dobson Communications Corporation for the registration of 28,750,000 and 1,470,000 shares of its Class A Common Stock.


                                          /s/ Ernst & Young LLP


Chicago, Illinois
January 13, 2000